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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
KCS Resources, Inc.


We consent to the inclusion of our report dated October 6, 1995, with respect to the Statements of Revenues and Direct Operating Expenses for the Oil and Gas Properties of Natural Gas Processing Co. Sold to KCS Resources, Inc., for the years ended June 30, 1995 and 1994, which report appears in the Form 8-K/A, Amendment No. 1 of KCS Energy, Inc. dated January 22, 1996.




                                                KPMG PEAT MARWICK LLP


Billings, Montana
January 22, 1996